Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77516, 33-77518, 333-2702, 333-106067, 333-125712, 333-142597 and 333-142598) pertaining to the LaCrosse Footwear, Inc. Employees’ Retirement Savings Plan, the LaCrosse Footwear, Inc. Union Employees’ Retirement Savings Plan, the LaCrosse Footwear, Inc. 1993 Employee Stock Incentive Plan, the LaCrosse Footwear, Inc. 1997 Stock Incentive Plan, the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan, the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, the LaCrosse Footwear, Inc. 2007 Long Term Incentive Plan, and the Amended and Restated LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as amended of our reports dated March 6, 2009, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report on Form 10-K of LaCrosse Footwear, Inc. for the year ended December 31, 2008.
McGLADREY & PULLEN, LLP
Minneapolis, Minnesota
March 6, 2009